SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Dated February 13, 2007

of

ZALE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04129	75-0675400
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

901 West Walnut Hill Lane

Irving, Texas 75038

(Address of Principal Executive Offices)

(972) 580-4000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2007, Zale Corporation entered into a Settlement and Release Agreement with Mark R. Lenz.  Under the agreement, for a period of nine months beginning February 1, 2007, Mr. Lenz will continue to receive his base salary as in effect at the time of his termination of employment.  These payments, which will be made in accordance with Zale’s regular payroll schedule, will amount to an aggregate of $207,188.  In addition, through April 30, 2007, Zale will continue to provide Mr. Lenz with medical, dental, and other insurance coverage and the other benefits that he previously received.  Mr. Lenz also will be paid approximately $116,000 in cash, representing his vested benefits under the Zale supplemental employee retirement plan.

Under the agreement, Mr. Lenz agreed to certain non-competition, non-solicitation and confidentiality provisions for a period of time following his termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation.
(Registrant)

Date: February 13, 2007	By:	/s/ Rodney Carter
Rodney Carter
Group Senior Vice President,
Chief Financial Officer
(Principal Financial Officer
of the Registrant)